March 20, 2019

Diamond Hill Funds
325 John H. McConnell Blvd., Suite 200
Columbus, OH 43215

Re: Opinion and Consent
Ladies and Gentlemen:
A legal opinion and consent (the “Opinion and Consent”) that we prepared was filed with Post-Effective Amendment No. 71 to the Registration Statement, File Nos. 333-22075 and 811-8061 (the “Registration Statement”), of Diamond Hill Funds. We hereby give you our consent to incorporate by reference the Opinion and Consent into Post-Effective Amendment No. 73 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.
Very truly yours,

/s/Thompson Hine LLP

Thompson Hine LLP